As filed with the Securities and Exchange Commission on
                     January 2, 1996.

                                  Registration No. 33-7108
----------------------------------------------------------

             SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549


              POST-EFFECTIVE AMENDMENT NO. 1 TO
                   REGISTRATION STATEMENT
                        ON FORM S-8
                           under
                 The Securities Act of 1933

                      ENOVA CORPORATION
   (Exact name of registrant as specified in its charter)


        California                             33-0643023
--------------------------            --------------------------
(State or other jurisdiction of             (I.R.S. Employer
incorporation or organization)             Identification No.)

     101 Ash Street
  San Diego, California                          92101
---------------------------           --------------------------
(Address of Principal                         (Zip Code)
 Executive Offices)


                    1986 LONG-TERM INCENTIVE PLAN
           ------------------------------------------------
                       (Full title of the plan)


                             DAVID R. CLARK
         Assistant General Counsel and Assistant Secretary
                            Enova Corporation
                             101 Ash Street
                      San Diego, California 92101
                             (619) 696-2000
                    ---------------------------------
                      (Name, address and telephone
                       number, including area code,
                          of agent for service)
                           -------------------

     This Post-Effective Amendment No. 1 to Registration
Statement shall become effective upon filing in accordance with Rule 464 under the Securities Act of 1933.

   ADOPTION OF PREDECESSOR ISSUER'S REGISTRATION STATEMENT


     Enova Corporation ("Registrant" - formerly known as
SDO Parent Co., Inc.) is the successor issuer to the Common Stock, without par value, of San Diego Gas &
Electric Company ("SDG&E").  On January 1, 1996, the
Registrant became the parent company of SDG&E and the issued and outstanding shares of SDG&E Common Stock were exchanged, on a share-for-share basis, for the Common
Stock, without par value, of the Registrant.  This Post-
Effective Amendment No. 1 to SDG&E's Registration
Statement on Form S-8 (No. 33-7108) is filed pursuant to Rule 414(d) under the Securities Act of 1933, as amended
(the "Securities Act"). The Registrant expressly adopts such Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of
1934, as amended (the "Exchange Act").

                        PART I
  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


*Item 1.  PLAN INFORMATION.

*Item 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
          INFORMATION.

_______________________
*    Information required by Part I to be contained in the
Section 10(a) prospectus is omitted from this Registration
Statement in accordance with Rule 428 under the Securities
Act and the Note to Part I of Form S-8.


                              PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Certain Documents by Reference.

     The following documents, filed by the Registrant or SDG&E with the Securities and Exchange Commission (the
"SEC") are incorporated by reference in this Registration
Statement:

     (a) SDG&E's Annual Report on Form 10-K for the year ended December 31, 1994;

     (b)  All other reports filed pursuant to Section
13(a) or 15(d) of the Exchange Act since December 31,
1994; and

     (c)  The description of the Registrant's Common
Stock, without par value (the "Common Stock"), contained in the Registrant's registration statement for the Common
Stock filed under the Exchange Act (File No. 1-11439) and declared effective on December 27, 1995, including any amendment or report filed for the purpose of updating such description.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The Restated Articles of Incorporation and the Bylaws of the Registrant eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of the Registrant shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. The Registrant maintains liability insurance, and the Registrant is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     See Index to Exhibits.

Item 9.  Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i)  To include any prospectus required
by Section 10(a)(3) of the Securities Act;

                 (ii)  To reflect in the prospectus any
facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                 (iii)  To include any material
information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
Statement;

provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange
Act that is incorporated by reference in this Registration
Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-
Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on December 29, 1995.

                        ENOVA CORPORATION, a California
                        corporation



                        By: */s/ Thomas A. Page
                           -----------------------------
                           Thomas A. Page
                           Chairman of the Board, Chief
                           Executive Officer and President


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration
Statement has been signed by the following persons in the capacities and on the date indicated:

    Signature                  Title                  Date
    ---------                  -----                  ----

*/s/ Thomas A. Page    Chairman of the Board,  December 29, 1995
---------------------  Chief Executive Officer
Thomas A. Page         and President (Principal
                       Executive Officer)

*/s/ David R. Kuzma    Senior Vice President   December 29, 1995
---------------------- and Chief Financial
David R. Kuzma         Officer (Principal
                       Financial Officer)

*/s/ Frank H. Ault     Vice President,         December 29, 1995
---------------------- Controller (Principal
Frank H. Ault          Accounting Officer)


Directors (other than Mr. Page):

*/s/Richard C. Atkinson       Director         December 29, 1995
-------------------------
Richard C. Atkinson

*/s/ Ann Burr                 Director         December 29, 1995
-------------------------
Ann Burr

*/s/ Richard A. Collato       Director         December 29, 1995
-------------------------
Richard A. Collato

*/s/ Daniel W. Derbes         Director         December 29, 1995
-------------------------
Daniel W. Derbes

*/s/Catherine T. Fitzgerald   Director         December 29, 1995
---------------------------
Catherine T. Fitzgerald

*/s/ Robert H. Goldsmith      Director         December 29, 1995
---------------------------
Robert H. Goldsmith

*/s/ William D. Jones         Director         December 29, 1995
---------------------------
William D. Jones

*/s/ Ralph R. Ocampo          Director         December 29, 1995
---------------------------
Ralph R. Ocampo

*/s/ Thomas C. Stickel        Director         December 29, 1995
---------------------------
Thomas C. Stickel

*By:   /s/ David R. Snyder
--------------------------
Attorney-in-Fact

                          INDEX TO EXHIBITS


Exhibit                                      Sequentially
Number    Exhibit                            Numbered Page
------    -------                            -------------

  2.0   Agreement of Merger (causing the          -
        Registrant to become the holding
        company of SDG&E) (incorporated by
        reference to the Registration Statement
        on Form 8-B/A of the Registrant (No. 001-
        11439)(Exhibit 2.0)).

  3.1   Registrant's Restated Articles of         -
        Incorporation (incorporated by reference to the Registration Statement on
        Form 8-B/A of the Registrant (No. 001-
        11439)(Exhibit 3.1)).

  3.2   Registrant's Bylaws (incorporated by     -
        reference to the Registration Statement
        on Form 8-B/A of the Registrant (No.
        001-11439)(Exhibit 3.2)).

 *5     Opinion of Paul, Hastings, Janofsky      -
        & Walker.

 23.1   Consent of Deloitte & Touche LLP.

*23.2   Consent of Paul, Hastings, Janofsky      -
        & Walker (included as part of Exhibit
        5).

 24.1   Power of Attorney for Members of
        the Board of Directors of the Registrant.

 24.2   Power of Attorney for Certain Officers
        of the Registrant.

 99.1   1986 Long-Term Incentive Plan (incor-    -
        porated by reference to the Proxy
        Statement/Prospectus portion of the
        Registration Statement of SDG&E on
        Form S-4 (No. 33-57007)(Exhibit D)).

_________

*  Previously filed with the original Registration
Statement.